EXHIBIT 23.1

                          INDEPENDENT AUDITOR'S CONSENT



We consent to the incorporation by reference in this Registration Statement of Florida Rock Industries, Inc. on Form S-8 of our reports dated December 3, 1996, and appearing in and incorporated by reference in the Annual Report on Form 10-K of Florida Rock Industries, Inc. for the year ended September 30, 1996.

DELOITTE & TOUCHE LLP




Jacksonville, Florida
May 5, 1997